990662

Certificate No. ________ For ________ Shares Issued to ______________________ Transferred from

No. Original Certificate	No. Original Shares	No. Of Shares Transferred

/ /20

Dated ______________________, 20 ____ Receipt acknowledged ______________________

NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF

THE STATE OF
DELAWARE



INTERSTATE DATA USA, INC.

AUTHORIZED 100,000,000 SHARES OF STOCK OF WHICH:
80,000,000 SHALL BE COMMON STOCK, $.001 PAR VALUE AND
20,000,000 SHALL BE PREFERRED STOCK, $.001 PAR VALUE

This Certifies that ______________________ *is the owner of*

______________________ *fully paid*

and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ________ *day of* ________ *20* ____

______________________ TREASURER/SECRETARY

______________________ PRESIDENT